Exhibit 99.1
NEWS
RELEASE

Contact:                Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. ANNOUNCES RECORD BACKLOG

AND IMPACT OF HURRICANES GUSTAV AND IKE

HOUSTON, TEXAS, September 26, 2008 - Geokinetics Inc. (AMEX: GOK) today announced that the Company’s estimated backlog has increased to approximately $516 million as of August 31, 2008, a new record for the Company.  Approximately $378 million or 73% of current backlog is related to international business (excluding Canada), with the remaining $138 million or 27% of current backlog related to North America ($130 million of this amount is attributed to the United States).  Backlog at the end of the second quarter was $413 million.

Richard Miles, President and CEO commented, “We are excited that our customers continue to select Geokinetics as their provider of choice for their complex land and shallow water seismic data acquisition needs.  Our current backlog reflects increasing demand for our services, especially in the offshore bottom cable market and in challenging land environments internationally. This increased backlog demonstrates that our recent significant investments in state of the art technology and increased recording capacity are producing the expected positive results.  This substantial increase in our backlog reinforces our business strategy and improves our revenue growth visibility.”

In addition, the Company announced it has suffered some negative effects from Hurricanes Gustav and Ike (the “Hurricanes”).  In the United States, four of the Company’s eight crews affected by the Hurricanes have been down for a total of forty-five days during the third quarter representing 6% of crew days in the quarter to date.  The Company’s contracts generally include weather and other standby clauses which will, at a minimum, cover the Company’s costs during periods of downtime, but do not always allow for margin protection.  As of this press release, one of these crews currently working near the Texas Gulf Coast is still down.  The Company is actively engaged with the local municipal government to secure approval for this crew to return to work.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX

Exhibit 99.1
Miles continued “All of our employees are safe, our offices suffered only minimal damage and we have experienced minor equipment damage from the Hurricanes.  Our crews operating in the United States have suffered downtime and delays, which will impact our third quarter results for the North American data acquisition segment; however, we expect that strong performance internationally will help to reduce the impact.  The adverse weather caused many office closures in Houston, resulting in delays of some shipments going overseas, which will affect one crew in our international data acquisition segment; however, we do not expect the impact to be far reaching, and will likely only affect the start up of a large project scheduled for early in the fourth quarter with little to no impact on the third quarter.  While we have felt the effect of these Hurricanes and there will be some short-term impact, we remain extremely optimistic about the future and our growth prospects.”

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward- looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company's reports filed with the Securities and Exchange Commission. Backlog consists of written orders or commitments for Geokinetics’ services  which it believes to be firm and includes estimates.  However, in many instances, the contracts are cancelable by customers on short notice without penalty so Geokinetics may never realize some or all of its backlog, which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX